Exhibit 10.11
ASSET EXCHANGE AGREEMENT
     This ASSET EXCHANGE AGREEMENT (“Agreement”) is dated and effective this 29th day of December, 2006 by and between NEWMONT CAPITAL LIMITED, a Nevada corporation (“NCL”), NEWMONT USA LIMITED, a Delaware corporation, doing business in Nevada as NEWMONT MINING CORPORATION (“NMC”), NEWMONT NORTH AMERICA EXPLORATION LIMITED, a Delaware corporation (“Newmont North America”), CANYON RESOURCES CORPORATION, a Delaware corporation (“CRC”), CR BRIGGS CORPORATION, a Colorado corporation (“CR Briggs”), CR MONTANA CORPORATION, a Colorado corporation (“CR Montana”), CR NEVADA CORPORATION, a Nevada corporation (“CR Nevada”), and the SEVEN UP PETE VENTURE d/b/a Seven-Up Pete Joint Venture, a 50-50 joint venture between CRC and CR Montana, also known as: (i) Seven Up Pete Venture, (ii) Seven-Up Pete Joint Venture, and (iii) Seven-Up Pete Mining Venture (the “Venture”). NCL, NMC and Newmont North America are collectively referred to herein as (“Newmont”). CRC, CR Briggs, CR Montana, the Venture, and CR Nevada are collectively referred to herein as “Canyon.”
RECITALS
A. NCL holds the right to receive mineral production royalties pursuant to those deeds referenced in Part A of Exhibit 1 hereto (collectively “Briggs Project Royalty Deeds”). NCL or NMC owns or leases those unpatented mining claims, reserved minerals and fee lands situated in Humboldt County and Elko County, Nevada, which are described in Part B of Exhibit 1 hereto (collectively “Adelaide and Tuscarora Properties”).
B. Canyon owns or controls certain reserved mineral interests, data, drilling core, reverse circulation chips, structures, licenses, leases, water rights and water right applications relating to properties situated in Lewis and Clark County, Montana, as described in Part C of Exhibit 1 hereto (collectively “Lincoln Properties”).
C. Canyon and Newmont desire to complete an exchange of their interests in the Briggs Project Royalty Deeds, the Adelaide and Tuscarora Properties and the Lincoln Properties pursuant to the terms of this Agreement and the agreements and instruments to be entered into at Closing (defined below).
THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Newmont and Canyon agree as follows:
TERMS
     1. Closing Date. On or before December 29, 2006, Newmont and Canyon shall consummate and close the transactions referenced in Section 3 below at Newmont’s offices in Denver, Colorado (“Closing”).

     2. Failure To Close. In the event the parties fail to close the transactions contemplated in Section 3 of this Agreement on or before December 29, 2006, this Agreement shall terminate, and the parties shall have no further rights or obligations pursuant to either this Agreement or that letter of intent dated November 3, 2006 between NCL and CRC, except for the confidentiality provisions in Section F of the letter of intent, which shall survive.
     3. Transfer of Interests. At the Closing, the parties shall execute and deliver the following instruments and agreements, and make the following payments:
          A. Briggs Project Royalty. NCL, CRC and CR Briggs shall execute and deliver to the parties a Net Smelter Returns Royalty Deed in the form of Exhibit 2 hereto.
          B. Adelaide and Tuscarora Projects.
               (i) NMC, NCL, CRC and CR Nevada shall execute and deliver to the parties the Adelaide Project and Tuscarora Project Minerals Lease, Sublease and Agreement (“Adelaide and Tuscarora Lease”), in the form of Exhibit 3 hereto.
               (ii) NMC, NCL, CRC and CR Nevada shall execute and deliver to the parties for recording in the records of Elko County and Humboldt County, Nevada, a Memorandum of the Adelaide and Tuscarora Lease in the form of Exhibit F to the Adelaide and Tuscarora Lease.
               (iii) CR Nevada shall pay to NCL five thousand dollars ($5,000.00) in accordance with Section 3 of the Adelaide and Tuscarora Lease.
          C. Lincoln Project
               (i) CRC, CR Montana, the Venture and Newmont North America shall execute and deliver to the parties the Lincoln Project Agreement in the form of Exhibit 4 hereto.
               (ii) CRC, CR Montana, the Venture and Newmont North America shall execute and deliver to the parties (i) a Special Warranty Deed in the form of Exhibit B to the Lincoln Project Agreement, (ii) Assignments and Bills of Sale in the form of Exhibits C and D to the Lincoln Project Agreement, (iii) a Royalty Deed in the form of Exhibit E to the Lincoln Project Agreement, (iv) a Lease Assignment in the form of Exhibit F to the Lincoln Project Agreement, and (v) a Quit Claim Deed in the form of Exhibit G to the Lincoln Project Agreement.
     4. Warranties and Representations. Each party represents and warrants to the other parties that it is in good standing under the laws of the jurisdiction in which it is incorporated, and that it has all the requisite power, right and authority to enter into this

Agreement, to perform its obligations under this Agreement, and to commit to this Agreement. The execution and delivery of this Agreement, and the consummation of the obligations, indemnities and payments provided herein have been duly and validly authorized by all necessary corporate or company action on the part of each party.
     5. General Provisions.
          (a) Notice. All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by facsimile, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a delivery tracking system. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by facsimile with mail confirmation, on the date of receipt of the facsimile, (iii) if by mail, on the date of delivery as shown on the actual receipt, and (iv) if by overnight courier, as documented by the courier’s tracking system. If the time of such delivery or receipt is not before 5:00 p.m. on a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated). A party may change its address from time to time by notice to the other party as indicated above. All notices to Newmont shall be addressed to:
Newmont Mining Corporation
1700 Lincoln Street, Suite 3600
Denver, CO 80203
Attn: Land Department
Telecopier No.: (303) 837-5851
All notices to Canyon shall be addressed to:
Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO 80401
Telecopier No.: (303) 279-3772
          (b) Inurement. All covenants, conditions, indemnities, limitations and provisions contained in this Agreement apply to, and are binding upon, the parties to this Agreement, their heirs, representatives, successors and assigns.
          (c) Implied Covenants. The only implied covenants in this Agreement are those of good faith and fair dealing.
          (d) Waiver. No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other subsequent breach.

          (e) Modification. No modification, variation or amendment of this Agreement shall be effective unless it is in writing and signed by all parties to this Agreement.
          (f) Entire Agreement. This Agreement and the Adelaide and Tuscarora Lease, and the Lincoln Project Agreement set forth the entire agreement of the parties with respect to the transactions contemplated herein and supersede any other agreement, representation, warranty or undertaking, written or oral, including that letter of intent dated November 3, 2006 between NCL and CRC.
          (h) Confidentiality of Information; Press Releases. Except as otherwise provided in this Section, the terms and conditions of this Agreement shall be treated by the parties as confidential, and no party shall reveal or otherwise disclose such information to third parties without the prior written consent of the other party. This restriction shall not apply to disclosures to any Affiliate, to any public or private financing agency or institution, to any securities regulatory authority, to any contractors or subcontractors the parties may engage and to employees or consultants of the parties, or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of their interest in the properties subject to this Agreement, or with which a party or its Affiliate contemplates a merger, amalgamation or other corporate reorganization; provided, however, that any such third party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section. In the event a party is required to disclose the terms of this Agreement to any federal, state or local government, any court, agency or department thereof, or any stock exchange or securities regulatory authority, the party so required shall immediately notify the other party of such requirement and the proposed form and content of the disclosure. To the extent legally permissible, such notice shall be delivered at least two business days prior to the date of the disclosure. The non-disclosing party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the entity seeking the information, and to seek confidential treatment of that information by the receiving entity. Before issuing any press release relating to this Agreement, the releasing party shall provide the other party three business days advance written notice, with a copy of the proposed release. The releasing party and the other parties shall use reasonable best efforts to agree upon the terms of the proposed press release. For purposes of this Agreement, “Affiliate” means any person or entity that Controls, is Controlled by or under common Control with a party. The term “Control” used as a verb means the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; or (v) voting trust. The term “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.
          (i) Further Assurances. Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.
          (j) Attorneys Fees. In any litigation between the parties to this Agreement or persons claiming under them resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the prevailing party or parties shall be entitled to recover from the other party or parties, all reasonable costs, expenses, attorneys fees, expert fees, and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and collecting any final judgment entered therein. If a party or parties prevails on some aspects of such action, but not on others, the court may apportion any award of costs and attorneys fees in such manner as it deems equitable.
          (k) Construction. The section and paragraph headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.
     (1) Currency. All references to dollars herein shall mean United States dollars.
     (m) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado, without regard to that State’s conflicts of laws provisions.
     (n) Survival of Terms. The warranties, representations, and covenants contained in this Agreement shall survive Closing and the recording of any conveyance documents pursuant to this Agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEWMONT CAPITAL LIMITED

By:	/s/ David Harquail
Name:	David Harquail
Title:	President

NEWMONT USA LIMTED doing business in Nevada as NEWMONT MINING CORPORATION

By:	/s/ Jeffrey R. Huspeni
Name:	Jeffrey R. Huspeni
Title:	Vice President

NEWMONT NORTH’ AMERICA EXPLORATION LIMITED

By:	/s/ Jeffrey R. Huspeni
Name:	Jeffrey R. Huspeni
Title:	Vice President

CANYON RESOURCES CORPORATION

By:
Name:	James K. B. Hesketh
Title:	President and CEO

CR BRIGGS CORPORATION

By:	/s/ James K. B. Hesketh
Name:	James K. B. Hesketh
Title:	President

CR BRIGGS CORPORATION

By:
Name:	James K. B. Hesketh
Title:	President

CR MONTANA CORPORATION

By:	/s/ James K. B. Hesketh
Name:	James K. B. Hesketh
Title:	President

CR NEVADA CORPORATION

BY:	/s/ James K. B. Hesketh
Name:	James K. B. Hesketh
Title:	President
SEVEN UP PETE VENTURE, d/b/a/ SEVEN-UP PETE JOINT VENTURE, by and through its partners, Canyon Resources Corporation and CR Montana Corporation:

CANYON RESOURCES CORPORATION		CR MONTANA CORPORATION

By:	/s/ James K. B. Hesketh	By:	/s/ James K. B. Hesketh
Name:	James K. B. Hesketh	Name:	James K. B. Hesketh
Title:	President and CEO	Title:	President